Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FIRST QUARTER 2015 RESULTS

Net Income of $7.1 million or $0.25 per diluted common share

Declared second quarter 2015 dividend of $0.25 per common share

Raising full-year 2015 EPS guidance range to $1.04 - $1.14

Board of Directors authorized $20 million stock repurchase program

MARCH 31, 2015 FINANCIAL RESULTS

Chicago, IL — May 7, 2015 - Ares Commercial Real Estate Corporation (the “Company,” “ACRE,” “we,” or “our”) (NYSE:ACRE), a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments, reported net income of $7.1 million or $0.25 per diluted common share for the quarter ended March 31, 2015. In addition, the Company announced that its Board of Directors declared a second quarter 2015 dividend of $0.25 per common share payable on July 15, 2015 to common stockholders of record on June 30, 2015.

“We are very pleased with our first quarter results which increased nearly 50% year-over-year,” said Todd Schuster, President and Chief Executive Officer of ACRE.  “We expect our earnings to continue to grow as we begin to capitalize on the integration of our national direct origination platform that has access to both balance sheet and GSE capital.  These complementary funding sources uniquely position us to directly provide a variety of solutions to our borrowers.  Given our strong current forward pipeline and our positive outlook, we are increasing the range of our 2015 earnings guidance.”

“For 2015, we are focused on further improving our earnings through balance sheet optimization and expense minimization,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “We expect to accomplish these goals by prudently managing our existing capital base with no requirement to raise additional common equity or equity linked capital.”

2015 GUIDANCE UPDATE

For the year ending December 31, 2015, the Company is increasing its estimated net income per diluted common share to be between $1.04 to $1.14.

The Company’s guidance is based upon management’s current expectations regarding (1) the timing and amount of, and returns on, originations in the Principal Lending and Mortgage Banking segments in the Company’s existing pipeline, (2) the timing and amount of repayments in the Principal Lending and Mortgage Banking segments, (3) the availability and cost, including advance rates, of additional debt capital to fund new investments and commitments on existing investments, refinance existing indebtedness and for general corporate working capital purposes, (4) interest rate volatility, (5) change in the fair value of mortgage servicing rights and derivatives held by the Company, (6) taxation associated with the Company’s taxable REIT subsidiaries (“TRS”), including most significantly the TRS that holds the Mortgage Banking segment, (7) changes in the Company’s operating costs and expenses, (8) impact of raising additional debt or equity capital and (9) material acquisitions or dispositions by the Company. The Company’s guidance is also based on current expectations of market conditions, including but not limited to the level of lending and borrowing spreads, commercial real estate loan volumes and government-sponsored enterprise activity and the judgment of the Company’s management team. There is no guarantee or assurance that such activities will occur as expected or at all. The Company’s earnings estimates are forward-looking statements and are subject to risks and other factors described elsewhere in this press release. The Company will discuss the earnings estimates on its May 7, 2015 conference call. Actual events or conditions may differ materially from these assumptions and therefore, actual results may vary significantly.

THREE MONTHS ENDED MARCH 31, 2015 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•                  For the three months ended March 31, 2015, net income was $7.1 million or $0.25 per diluted common share, comprised of $7.2 million net income for Principal Lending and $0.1 million net loss for Mortgage Banking.

•                  For the Principal Lending segment, originations for the three months ended March 31, 2015 totaled $41.6 million in commitments and outstanding principal, with an additional $17.6 million of fundings on existing commitments. Loan repayments totaled $218.1 million in outstanding principal for the three months ended March 31, 2015.

•                  For the Mortgage Banking segment, originations for the three months ended March 31, 2015 totaled $202.0 million in commitments.

Capital Activities:

•                  In February 2015, ACRE Capital LLC (“ACRE Capital”) increased the aggregate commitment of the Bank of America (the “BAML Line of Credit”) warehouse facility from $80.0 million to $135.0 million and extended the maturity date to June 30, 2016.

PRINCIPAL LENDING BUSINESS AS OF MARCH 31, 2015

At March 31, 2015, the Company, in its Principal Lending segment, had originated or co-originated 41 loans (excluding 17 loans totaling $495.2 million in outstanding principal that were repaid since inception) totaling approximately $1.4 billion in commitments and $1.2 billion in outstanding principal, excluding non-controlling interests held by third parties.

Portfolio Interest Rate and Duration Summary (amounts in millions, except percentages):

	As of March 31, 2015
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Interest Rate	Weighted Average Unleveraged Effective Yield (2)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,032.3	$1,039.1	4.4%	4.9%	2.0
Subordinated debt and preferred equity investments	189.2	191.6	10.6%	11.0%	6.6
Total investment portfolio (excluding non-controlling interests held by third parties)	$1,221.5	$1,230.7	5.4%	5.9%	2.7

(1)                                 The difference between the Carrying Amount and the Outstanding Principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs. The table above excludes non-controlling interests held by third parties. See reconciliation below of the Carrying Amount as included within the Company’s consolidated balance sheets.

(2)                                 Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of March 31, 2015 as weighted by the Outstanding Principal balance of each loan.

As of March 31, 2015, 91% of the Principal Lending segment’s investment portfolio consisted of floating rate loans and 84% consisted of senior mortgage loans, respectively (as measured by outstanding principal), excluding non-controlling interests held by third parties.

A reconciliation of ACRE’s investment portfolio, excluding non-controlling interests, compared to ACRE’s loans held for investment as shown within its consolidated balance sheets is as follows (amounts in millions):

	As of March 31, 2015
	Carrying Amount	Outstanding Principal
Total investment portfolio (excluding non-controlling interests held by third parties)	$1,221.5	$1,230.7
Non-controlling interest investment held by third parties	83.3	83.3
Loans held for investment	$1,304.8	$1,314.0

Portfolio Diversification Summary as of March 31, 2015 (excluding non-controlling interests held by third parties):

(amounts in millions, except percentages)

PROPERTY TYPE

	Outstanding Principal	% of Portfolio
Multifamily	$380.3	31%
Office	411.8	34%
Industrial	109.5	9%
Retail	99.0	8%
Mixed-use	101.8	8%
Healthcare	41.6	3%
Various	86.7	7%
Total	$1,230.7	100%

GEOGRAPHIC MIX

	Outstanding Principal	% of Portfolio
Southeast	$240.8	20%
Southwest	206.5	17%
Midwest	272.8	22%
West	234.1	19%
Mid-Atlantic/Northeast	189.8	15%
Diversified	86.7	7%
Total	$1,230.7	100%

MORTGAGE BANKING BUSINESS (ACRE CAPITAL) AS OF MARCH 31, 2015

For the three months ended March 31, 2015, ACRE Capital originated $80.6 million in commitments of Fannie Mae Delegated Underwriting and Servicing (“Fannie Mae”) loans and $121.4 million in commitments of Federal Home Loan Mortgage Corporation (“Freddie Mac”) loans.

As of March 31, 2015, ACRE Capital’s multifamily servicing portfolio consisted of 970 loans with an unpaid principal balance of $4.2 billion. The carrying value of ACRE Capital’s mortgage servicing rights was $58.5 million at March 31, 2015.

RECENT DEVELOPMENTS

On April 15, 2015, the agreement governing ACRE Capital’s BAML Line of Credit was amended to, among other things, temporarily increase the commitment size from $135.0 million to $185.0 million for the period April 15, 2015 to June 1, 2015.

Subsequent to the three months ended March 31, 2015, ACRE Capital rate-locked $75.3 million in Fannie Mae loan commitments and $56.4 million in Freddie Mac loan commitments.

On May 6, 2015, the Company originated a $39.0 million transitional first mortgage loan on a hotel located in New York. At closing, the outstanding principal balance was approximately $36.5 million. The loan has an interest rate of LIBOR + 4.75% (plus origination and exit fees) subject to a 0.18% LIBOR floor and an initial term of three years.

On May 7, 2015, the Company declared a cash dividend of $0.25 per common share for the second quarter of 2015. The second quarter 2015 dividend is payable on July 15, 2015 to common stockholders of record as of June 30, 2015.

INVESTMENT CAPACITY AND LIQUIDITY

As of May 6, 2015, the Company expects to have approximately $56 million in capital, either in cash or in approved but undrawn capacity under the Company’s financing facilities. After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $46 million in capital available to fund additional loans, outstanding commitments on the Company’s existing loans and for other working capital purposes. Assuming that the Company uses such amount as capital to make new investments and leverages such amount under its facilities at a debt-to-equity ratio in the range of 2:1 to 3:1, the Company has the capacity to fund $135 million to $180 million of additional senior loan investments.

As of May 6, 2015, the total unfunded commitments for the Company’s existing loans held for investment were approximately $135 million. In addition, borrowings under the Company’s financing facilities were approximately $550 million (excluding warehouse lines of credit in connection with the Company’s Mortgage Banking segment), debt issued in the form of commercial mortgage-backed securities was approximately $83 million, debt issued in the form of collateralized loan obligations was approximately $257 million and debt issued in the form of convertible senior notes was approximately $69 million.

STOCK BUYBACK PROGRAM

The Company’s Board of Directors authorized the repurchase of up to $20.0 million of its outstanding common stock over a period of one year.

Purchases made pursuant to the program will be made in either the open market or in privately negotiated transactions from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The program may be suspended or discontinued at any time.

FIRST QUARTER 2015 DIVIDEND

On March 5, 2015, the Company declared a cash dividend of $0.25 per common share for the first quarter of 2015. The first quarter 2015 dividend was paid on April 15, 2015 to common stockholders of record as of March 31, 2015.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, May 7, 2015, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its first quarter 2015 financial results. Please visit the Investor Resources section of Ares Commercial Real Estate Corporation’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 5225296 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through May 20, 2015 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10063484. An archived replay will also be available through May 20, 2015 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital LLC, its Mortgage Banking subsidiary, it originates and services multifamily residential mortgage loans, senior housing and healthcare facility loans by utilizing programs overseen by governmental agencies and government-sponsored entities. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE: ARES) (“Ares”), a publicly traded, leading global alternative asset manager with approximately $86 billion of assets under management as of December 31, 2014 and pro forma for Ares’ acquisition of Energy Investors Funds, which closed on January 1, 2015. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call, including the Company’s estimated earnings per share for the full year 2015, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, government-sponsored enterprise activity and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call, including the Company’s estimated earnings per share for the full year 2015. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

AVAILABLE INFORMATION

Ares Commercial Real Estate Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescre.com. The contents of such website are not and should not be deemed to be incorporated by reference herein.

CONTACTS

Carl Drake or John Stilmar

Ares Commercial Real Estate Corporation

888-818-5298

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents ($27 and $47 related to consolidated VIEs, respectively)	$9,005	$16,551
Restricted cash	30,280	66,121
Loans held for investment ($679,113 and $848,224 related to consolidated VIEs, respectively)	1,304,821	1,462,584
Loans held for sale, at fair value	146,324	203,006
Mortgage servicing rights, at fair value	58,525	58,889
Other assets ($3,579 and $3,438 of interest receivable related to consolidated VIEs, respectively; $18,352 of other receivables related to consolidated VIEs as of December 31, 2014)	40,826	60,502
Total assets	$1,589,781	$1,867,653

LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	$504,345	$552,799
Warehouse lines of credit	139,689	193,165
Convertible notes	68,541	68,395
Commercial mortgage-backed securitization debt (consolidated VIE)	83,288	219,043
Collateralized loan obligation securitization debt (consolidated VIE)	256,995	308,703
Allowance for loss sharing	11,745	12,349
Due to affiliate	2,763	2,735
Dividends payable	7,146	7,147
Other liabilities ($349 and $498 of interest payable related to consolidated VIEs, respectively)	28,114	22,431
Total liabilities	1,102,626	1,386,767
Commitments and contingencies
EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at March 31, 2015 and December 31, 2014, 28,584,095 and 28,586,915 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	284	284
Additional paid-in capital	420,543	420,344
Accumulated deficit	(17,758)	(17,674)
Total stockholders’ equity	403,069	402,954
Non-controlling interests in consolidated VIEs	84,086	77,932
Total equity	487,155	480,886
Total liabilities and equity	$1,589,781	$1,867,653

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended March 31,
	2015	2014
	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$23,170	$15,152
Interest expense	(10,178)	(6,625)
Net interest margin	12,992	8,527
Mortgage banking revenue:
Servicing fees, net	3,916	5,219
Gains from mortgage banking activities	4,144	1,298
Provision for loss sharing	566	(119)
Change in fair value of mortgage servicing rights	(3,181)	(1,847)
Mortgage banking revenue	5,445	4,551
Gain on sale of loans	—	680
Total revenue	18,437	13,758
Expenses:
Management fees to affiliate	1,476	1,492
Professional fees	775	925
Compensation and benefits	4,637	4,021
Acquisition and investment pursuit costs	—	20
General and administrative expenses	1,831	2,219
General and administrative expenses reimbursed to affiliate	1,065	1,000
Total expenses	9,784	9,677
Income from operations before income taxes	8,653	4,081
Income tax benefit	(642)	(674)
Net income attributable to ACRE	9,295	4,755
Less: Net income attributable to non-controlling interests	(2,233)	—
Net income attributable to common stockholders	$7,062	$4,755
Net income per common share:
Basic and diluted earnings per common share	$0.25	$0.17
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,484,293	28,442,560
Diluted weighted average shares of common stock outstanding	28,584,784	28,550,982
Dividends declared per share of common stock	$0.25	$0.25

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
BALANCE SHEET SEGMENT INFORMATION
AS OF MARCH 31, 2015
(in thousands)

	Principal Lending	Mortgage Banking	Total
Cash and cash equivalents	$8,038	$967	$9,005
Restricted cash	12,455	17,825	30,280
Loans held for investment	1,304,821	—	1,304,821
Loans held for sale, at fair value	—	146,324	146,324
Mortgage servicing rights, at fair value	—	58,525	58,525
Other assets	22,021	18,805	40,826
Total Assets	$1,347,335	$242,446	$1,589,781

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
THREE MONTHS ENDED MARCH 31, 2015
SEGMENT INCOME STATEMENT
(in thousands)

	Principal Lending	Mortgage Banking	Total
Net interest margin:
Interest income from loans held for investment	$23,170	$—	$23,170
Interest expense	(10,178)	— (1)	(10,178)
Net interest margin	12,992	—	12,992
Mortgage banking revenue:
Servicing fees, net	—	3,916 (1)	3,916
Gains from mortgage banking activities	—	4,144	4,144
Provision for loss sharing	—	566	566
Change in fair value of mortgage servicing rights	—	(3,181)	(3,181)
Mortgage banking revenue	—	5,445	5,445
Total revenue	12,992	5,445	18,437
Expenses:
Management fees to affiliate	1,343	133	1,476
Professional fees	506	269	775
Compensation and benefits	—	4,637	4,637
General and administrative expenses	799	1,032	1,831
General and administrative expenses reimbursed to affiliate	930	135	1,065
Total expenses	3,578	6,206	9,784
Income (loss) from operations before income taxes	9,414	(761)	8,653
Income tax benefit	(21)	(621)	(642)
Net income (loss) attributable to ACRE	9,435	(140)	9,295
Less: Net income attributable to non-controlling interests	(2,233)	—	(2,233)
Net income (loss) attributable to common stockholders	$7,202	$(140)	$7,062

(1)                                 Interest expense does not include interest expense related to the intercompany note between the two business segments presented, mortgage banking (conducted through ACRE Capital Holdings LLC) as borrower and principal lending (conducted through the Company) as lender. Additionally, servicing fees, net does not include servicing fee revenue related to the primary servicing of ACRE’s loans held for investment by ACRE Capital. The intercompany interest expense and servicing fee revenue are eliminated in the consolidated financial statements of the Company. If interest expense related to the intercompany note and intercompany servicing fee revenue were included in the consolidated financial statements, interest expense, servicing fees, net and net loss for the three months ended March 31, 2015 would have been $1.0 million, $4.0 million and $1.1 million, respectively, for mortgage banking.